EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of 808 Renewable Energy Corporation, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K of 808 Renewable Energy Corporation for year ended December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of 808 Renewable Energy Corporation

Date: April 14, 2023	By:	/s/ David Chen
David Chen
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Peter Yaugh Chen
Peter Yaugh Chen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to 808 Renewable Energy Corporation and will be retained by 808 Renewable Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.